As filed with the Securities and Exchange Commission on June 3, 2013.
Registration No. 333- _____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

AGILENT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0518772
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5301 Stevens Creek Blvd.
Santa Clara, CA 95051
(Address, including zip code, of Registrant's principal executive offices)

AGILENT TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

William P. Sullivan
Director and Chief Executive Officer
Agilent Technologies, Inc.
5301 Stevens Creek Blvd.
Santa Clara, CA 95051
(408) 345-8886
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Marie Oh Huber, Esq.
Stephen D. Williams, Esq.
Agilent Technologies, Inc.
5301 Stevens Creek Blvd.
Santa Clara, CA 95051
(408) 345-8886

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $0.01 par value
Employee Stock Purchase Plan	10,000,000 (2)(3)	$39.54 (4)	$395,377,500	$53,929.49

(1)
Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which provides that the fee shall be $136.40 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.

(2)	Includes increases to the number of shares of Agilent's Common Stock reserved for issuance under, and which annual increases are provided for, in the Employee Stock Purchase Plan.

(3)
In accordance with Rule 416(a), Agilent is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)
Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the filing fee on the basis of $39.54 per share, which represents 85% of the average of the high and low prices reported on the New York Stock Exchange on May 28, 2013.

Explanatory Note - Registration of Additional Securities

This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 10,000,000 additional shares of Registrant's Common Stock that may be issued pursuant to Agilent's Employee Stock Purchase Plan, as amended (the “Plan”), as a result of certain automatic increases. Accordingly, the contents of Agilent's Form S-8 Registration Statement Nos. 333-47024 and 333-150873, filed by Agilent with the Securities and Exchange Commission on September 29, 2000 and May 13, 2008, respectively, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement:

(a)
Agilent's Annual Report on Form 10-K for the fiscal year ended October 31, 2012, filed with the Commission on December 20, 2012, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)
Agilent's definitive proxy statement for Agilent's 2013 Annual Meeting of Stockholders (filed February 6, 2013), to the extent specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, filed with the Commission on December 20, 2012;

(c)	Agilent's Quarterly Report on Form 10-Q for the quarter ended April 30, 2013, filed with the Commission on June 3, 2013;
(d)	Agilent's Current Report on Form 8-K, filed with the Commission on March 25, 2013; and
(e)
The description of Agilent's Common Stock contained in Agilent's Registration Statement on Form 8-A filed with the Commission on May 17, 2000, including any amendment or report filed for the purpose of updating such description.

All documents filed by Agilent subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (but this shall not include any document that is merely furnished to the Commission). Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

As of June 3, 2013, Marie Oh Huber, who is issuing the opinion regarding the legality of Agilent's Common Stock offered hereby, is Senior Vice President, General Counsel and Secretary of Agilent. Ms. Huber owns Common Stock and performance units of Agilent and holds employee stock options to purchase Common Stock of Agilent.

Item 8.	Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Agilent Technologies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, United States on this 3rd day of June, 2013.

AGILENT TECHNOLOGIES, INC.
By:	/s/ William P. Sullivan
William P. Sullivan Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marie Oh Huber and Stephen D. Williams, jointly and severally his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof. The following persons executed this power of attorney in the capacities and on the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. SULLIVAN	Director and Chief Executive Officer	June 3, 2013
William P. Sullivan	(Principal Executive Officer)

/s/ DIDIER HIRSCH	Senior Vice President and Chief Financial Officer	June 3, 2013
Didier Hirsch	(Principal Financial Officer)

/s/ SOLANGE GLAIZE	Vice President, Corporate Controllership	June 3, 2013
Solange Glaize	(Principal Accounting Officer)

/s/ JAMES G. CULLEN	Chairman of the Board of Directors	June 3, 2013
James G. Cullen

/s/ PAUL N. CLARK	Director	June 3, 2013
Paul N. Clark

/s/ HEIDI FIELDS	Director	June 3, 2013
Heidi Fields

/s/ ROBERT J. HERBOLD	Director	June 3, 2013
Robert J. Herbold

/s/ KOH BOON HWEE	Director	June 3, 2013
Koh Boon Hwee

/s/ DAVID M. LAWRENCE, M.D.	Director	June 3, 2013
David M. Lawrence, M.D.

/s/ A. BARRY RAND	Director	June 3, 2013
A. Barry Rand

/s/ TADATAKA YAMADA, M.D.	Director	June 3, 2013
Tadataka Yamada, M.D.

Index to Exhibits

Exhibit Number	Description

5.1	Opinion of Marie Oh Huber, Senior Vice President, General Counsel and Secretary, as to legality of securities being registered

10.1 (1)	Agilent Technologies, Inc. Employee Stock Purchase Plan (Amended and Restated, Effective November 1, 2008)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Marie Oh Huber, Senior Vice President, General Counsel and Secretary (contained in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature page of the Registration Statement)

(1)	Incorporated by reference to Exhibit 10.1 to Agilent's Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on September 5, 2008.